Exhibit 10.11

THIRD AMENDMENT TO BINDING LETTER AGREEMENT

The Binding Letter Agreement dated December 21, 2005 (“Agreement”) by and between DataWind Net Access Corporation, a Delaware corporation (“DataWind”) and EdgeTech Inc., now EGTH Inc., a Florida corporation (“Edgetech”), which was amended with the Amendment To Binding Letter Agreement dated March 8, 2006 and the Second Amendment to the Agreement dated July 18, 2006, is hereby further amended with this Third Amendment to the Agreement dated September 15, 2006 (“Third Amendment”).

For good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereby agree to further amend the Agreement as follows:

1.

Edgetech will open a letter of credit in favor of DataWind for Products (as defined in the Agreement) in the minimum amount of $1,000,000 by October 2, 2006; if a letter of credit in such amount is opened by such date, all performance criteria for the period ending December 31, 2006 for all of Edgetech’s five exclusive vertical markets shall then be deemed fulfilled. The letter of credit shall be broken into two components, one for the amount of $300,000 for the LCD screens, and the remaining amount of $700,000 for the completed product. The letter of credit shall further have a latest ship date for final product shipment and expiry date 150 days from the date of its opening. Partial shipment of finished products will be made as finished products are available for shipment.

2.

Edgetech will make a payment to DataWind of $100,000 by October 10, 2006, which will fulfill any and all current or future amounts for the aggregate-one-time-fee under clause 4(c) of the Agreement. Datawind acknowledges timely receipt of payment by Edgetech for all payment amounts due through the date hereof pursuant to clause 4(c) of the Agreement, as amended.

3.

As confirmed in clause 4(c) of the Agreement, EdgeTech shall automatically and without any further notice lose its distribution rights to vertical markets (iv) and (v) described therein if clauses 1 and 2 of this Third Amendment are not fulfilled by their respective deadlines set forth therein.

Except as expressly amended herein, the Agreement, as amended, and all its terms and conditions shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDMENT TO THE AGREEMENT as of the date first written above.

DataWind Net Access Corporation		EGTH Inc. (formerly EdgeTech Inc.)
By:	/s/ SUNEET S. TULI	By:	/s/ LEV PARNAS,
	SUNEET S. TULI, CEO		LEV PARNAS, CEO